Exhibit 1.1

                              Declaration of Trust


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                           PHOENIX EQUITY SERIES FUND

                                   PROVISIONS

                                       OF

                              DECLARATION OF TRUST

                                  MAY 30, 1997


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                                TABLE OF CONTENTS

ARTICLE I NAME, RESIDENT AGENT AND DEFINITIONS.............................. 5

Section 1.1 Name............................................................ 5
Section 1.2 Resident Agent.................................................. 5
Section 1.3 Definitions..................................................... 5
         (a)      "Trust"................................................... 5
         (b)      "Trustees"................................................ 5
         (c)      "Shares".................................................. 5
         (d)      "Series".................................................. 5
         (e)      "Class"................................................... 5
         (f)      "Shareholder"............................................. 5
         (g)      "Investment Company Act".................................. 6
         (h)      "Commission".............................................. 6
         (i)      "Declaration of Trust".................................... 6
         (j)      "Vote of a Majority of the Outstanding Voting Securities". 6

ARTICLE II THE TRUSTEES..................................................... 6

Section 2.1 Number, Designation, Election, Term, etc........................ 6
         (a)      Number and Election....................................... 6
         (b)      Term...................................................... 6
         (c)      Resignation and Retirement................................ 6
         (d)      Removal................................................... 6
         (e)      Vacancies................................................. 6
         (f)      Effect of Vacancy......................................... 7
         (g)      No Accounting............................................. 7
Section 2.2 Powers of Trustees.............................................. 7
         (a)      Investments............................................... 8
         (b)      Disposition of Assets..................................... 8
         (c)      Ownership Powers.......................................... 8
         (d)      Subscription.............................................. 8
         (e)      Form of Holding........................................... 8
         (f)      Reorganization, etc....................................... 9
         (g)      Voting Trusts, etc........................................ 9
         (h)      Compromise................................................ 9
         (j)      Borrowing and Security.................................... 9
         (k)      Insurance................................................. 9
Section 2.3 Action by Trustees.............................................. 9
Section 2.4 Certain Contract................................................ 9


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         (a)      Advisory..................................................10
         (b)      Administration............................................10
         (c)      Financial Agency..........................................10
         (d)      Distribution..............................................10
         (e)      Custodian.................................................10
         (f)      Transfer Agency...........................................10
         (g)      Dividend Disbursing Agency................................11
         (h)      Shareholder Servicing.....................................11
Section 2.5 Certain Conflicts of Interest...................................11
Section 2.6 Payment of Trust Expenses and Compensation of Trustees..........11
Section 2.7 Ownership of Assets of the Trust................................12

ARTICLE III SHARES..........................................................12

Section 3.1 Description of Shares...........................................12
Section 3.2 Establishment and Designation of Series.........................13
         (a)      Assets Belonging to Series................................13
         (b)      Liabilities Belonging to Series...........................14
         (c)      Dividends.................................................14
         (d)      Liquidation...............................................15
         (e)      Shareholder Voting........................................15
         (f)      Redemption by Shareholder.................................15
         (g)      Repurchase................................................15
         (h)      Redemption by Trust.......................................16
         (i)      Net Asset Value...........................................16
         (j)      Transfer..................................................16
         (k)      Equality..................................................16
         (l)      Fractions.................................................16
         (m)      Exchange Privilege........................................16
Section 3.3 Establishment and Designation of Classes........................17
Section 3.4 Ownership of Shares.............................................18
Section 3.5 Investments in the Trust........................................18
Section 3.6 No Preemptive or Appraisal Rights ..............................18
Section 3.7 Status of Shares and Limitation of Personal Liability...........18

ARTICLE IV  SHAREHOLDERS' VOTING POWERS AND MEETINGS........................19

Section 4.1 Voting Powers...................................................19
Section 4.2 Meetings........................................................19
Section 4.3 Record Dates....................................................20
Section 4.4 Quorum and Required Vote........................................20


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Section 4.5 Action by Written Consent.......................................20
Section 4.6 Inspection of Records...........................................20



ARTICLE V LIMITATION OF LIABILITY: INDEMNIFICATION..........................20

Section 5.1 Trustees, Shareholders, etc. Not Personally Liable; Notice......20
Section 5.2 Trustee's Good Faith Action; Expert Advice; No Bond or Surety...21
Section 5.3 Indemnification of Shareholders.................................21
Section 5.4 Indemnification of Trustees, Officers, etc......................21
Section 5.5 Compromise Payment..............................................22
Section 5.6 Indemnification Not Exclusive, etc..............................22
Section 5.7 Liability of Third Persons Dealing with Trustees................23

ARTICLE VI MISCELLANEOUS....................................................23

Section 6.1 Duration and Termination of Trust...............................23
Section 6.2 Reorganization..................................................23
Section 6.3 Amendments......................................................23
Section 6.4 Filing of Copies; References; Headings..........................24
Section 6.5 Applicable Law..................................................24



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         THIS AGREEMENT AND DECLARATION OF TRUST (herein called "Declaration of
Trust") made at Greenfield, in the Commonwealth of Massachusetts on the 30th day of May, 1997 by and between Thomas N. Steenburg, whose address is 101 Munson Street, Greenfield, Massachusetts, (hereinafter called the "Trustees"), and such persons as may from time to time become Shareholders of this Trust by purchasing or otherwise acquiring shares of beneficial interest issued hereunder, is hereby adopted to read in its entirety as follows:

         THE TRUSTEES hereby agree and declare that they will hold all cash, securities, and other property which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in the Trust.

                                    ARTICLE I
                      NAME, RESIDENT AGENT AND DEFINITIONS

         Section 1.1 Name. This Trust shall be known as "Phoenix Equity Series Fund" and the Trustees shall conduct the business of the Trust under that name or such other name as they may from time to time determine.

         Section 1.2 Resident Agent. To the extent required, the Trustees shall have power to appoint a resident agent for the Trust in The Commonwealth of Massachusetts, and from time to time to replace the resident agent so appointed.

         Section 1.3 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

         (a) "Trust" refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended from time to time;

         (b) "Trustees" refers to the Trustees of the Trust named herein and their duly elected successors;

         (c) "Shares" refers to the transferable units of interest into which beneficial interest in the Trust or any Series of the Trust (as the context may require) shall be divided from time to time;

         (d) "Series" refers to the Series of Shares established and designated pursuant to the provisions of Article III;

         (e) "Class" refers to the Class of a Series of Shares established and designated pursuant to the provisions of Article III;

         (f)      "Shareholder" means a record owner of Shares;

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         (g)      The "Investment Company Act" refers to the Investment Company
                  Act of 1940 and the rules and regulations thereunder, all as amended from time to time;

         (h) The term "Commission" shall mean the Securities and Exchange Commission;

         (i) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time;

         (j) "Vote of a Majority of the Outstanding Voting Securities" means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares.

                                   ARTICLE II
                                  THE TRUSTEES

         Section 2.1 Number, Designation, Election, Term, etc.

         (a) Number and Election. At each meeting for the purpose, the Shareholders shall fix the number of Trustees, to serve until the election and qualification of their successors, and shall at such meeting elect the number of Trustees so fixed. The Trustees serving as such may increase or decrease the number of Trustees to a number other than the number theretofore fixed. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. However, the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (d) of this Section 2.1.

         (b) Term. Each Trustee shall serve as a Trustee until the election and qualification of his successor, or until such Trustee sooner dies, resigns, retires or is removed.

         (c) Resignation and Retirement. Any Trustee may resign his trust or retire as a Trustee, by written instrument signed by him and delivered to the remaining Trustees or to any officer of the Trust. Such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument.

         (d) Removal. Any Trustee may be removed with or without cause at any time either by written instrument, signed by at least two-thirds of the number of Trustees


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                  prior to such removal, specifying the date upon which such removal shall become effective, or by the Shareholders at any meeting called for the purpose.

         (e) Vacancies. Any vacancy resulting from any reason, including without limitation the death, resignation, retirement, removal or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees by the Trustees, may be filled by a majority of the remaining Trustees through the appointment in writing of a successor Trustee to hold office until the election and qualification of his successor, provided that immediately after filling any such vacancy at least two-thirds (2/3) of the Trustees then holding office shall have been elected to such office by the Shareholders at a meeting for the purpose. Such appointment of a successor Trustee shall be effective upon the written acceptance of the person named therein to serve as a Trustee and written agreement by such person to be bound by the provisions of this Declaration of Trust whereupon the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance.

         (f) Effect of Vacancy. The death, resignation, retirement, removal or incapacity of the Trustees, or of any one of them, shall not operate to annul or terminate the Trust or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Declaration of Trust. During any vacancy a majority of the remaining Trustees may exercise any and all of the powers of the Trustees hereunder. The determination of a vacancy or vacancies in the number of Trustees by reason of death, resignation or disability when made by the remaining Trustees and set forth in any instrument filling such vacancy or vacancies shall be final and conclusive for all purposes.

         (g) No Accounting. Except to the extent required by the Investment Company Act or under circumstances which would justify his removal for cause, no person ceasing to be a Trustee as a result of his death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

         Section 2.2 Powers of Trustees. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve the right to the Shareholders; they may, as they consider appropriate, elect and remove officers, appoint and terminate agents and consultants, and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the


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compensation of all of the foregoing; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session and subject to the provisions of the Investment Company Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine; in accordance with Section 2.4 they may retain one or more advisers, administrators, financial agents and custodians and may authorize any such custodian to employ sub-custodians or agents and to deposit all or any part of the Trust's assets in a system or systems for the central handling of securities and debt instruments, retain one or more transfer, dividend, accounting or Shareholder servicing agents, provide for the distribution of Shares by the Trust through one or more distributors, principal underwriters or otherwise, set record dates of times for the determination of Shareholders or certain of them with respect to various matters; they may compensate or provide for the compensation of the Trustees, officers, advisers, administrators, financial agents, custodians, other agents, consultants and employees of the Trust or the Trustees on such terms as they deem appropriate; and in general they may delegate to any officer of the Trust, to any committee of the Trustees and to any employee, adviser, administrator, distributor, financial agent, custodian, transfer agent, dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees.

         Without limiting the foregoing but subject to the fundamental investment policies of the Trust and to the extent not inconsistent with the Investment Company Act or other applicable law, the Trustees shall have the power and authority:

         (a) Investments. To invest and reinvest from time to time cash and other assets of the Trust in any type or class of security or debt instrument including Shares of Series established pursuant to the terms of this Declaration of Trust; and to hold cash or other assets of the Trust uninvested in whole or in part without in any event being bound or limited by any present or future law, rule of court or custom in regard to investments by trustees;

         (b) Disposition of Assets. To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

         (c) Ownership Powers. To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities, debt instruments or property ownership, and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons


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                  such power and discretion with respect to securities, debt instruments or property as the Trustees shall deem proper;

         (d) Subscription. To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or debt instruments;

         (e) Form of Holding. Subject to the provisions of Section 2.7, to hold any security, debt instrument or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, sub-custodian or other depository or a nominee or nominees or otherwise;

         (f) Reorganization, etc. To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or debt instrument of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security or debt instrument held in the Trust;

         (g) Voting Trusts, etc. To join with other holders of any securities or debt instruments in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper.

         (h) Compromise. To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

         (i) Partnerships, etc. To enter into joint ventures, general or limited partnerships and any other combinations or associations;

         (j) Borrowing and Security. To borrow funds and to mortgage and pledge the assets of the Trust or any part thereof to secure obligations arising in connection with such borrowing; and


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         (k)      Insurance. To purchase and pay for entirely out of Trust
                  property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance covering each officer and employee of the Trust against larceny and embezzlement and insurance covering each Trustee with respect to any errors or omissions which may be committed or omitted by such Trustee.

         Section 2.3 Action by Trustees. Except as otherwise provided by the Investment Company Act or other applicable law or this Declaration of Trust, any action taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum, consisting of at least a majority of the Trustees then in office, being present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office.

         Section 2.4 Certain Contracts. Subject to compliance with the provisions of the Investment Company Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other types of organizations, or individuals ("Contracting Party") to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or of the Trust and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine to be appropriate;

         (a) Advisory. Subject to the general supervision of the Trustees and in conformity with the stated policy of the Trustees with respect to the investments of the Trust or of the assets belonging to any Series, to manage such investments and assets, to make investment decisions with respect thereto, and to place purchase and sale orders for portfolio transactions relating to such investments and assets;

         (b) Administration. Subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the operations of the Trust, to provide all or any part of the administrative and clerical personnel, office space and office equipment and services appropriate for the efficient administration and operation of the Trust;

         (c) Financial Agency. Subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the operations of the


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                  Trust, to provide financial and accounting services whether with respect to the Trust's assets, or otherwise, including, but not limited to, the preparation and supervision of the Trust's financial statements and reports, bookkeeping services, pricing services, periodic reports to Shareholders and others, supporting schedules in connection with any audit of the Trust's business or operations, and registration statements, prospectuses and other documents required to be filed under all applicable Federal and state laws and to provide many services involved in registering and maintaining the registration of the Trust and of its Shares with the Commission and registering or qualifying its Shares under state or other securities laws or any services involved in preparing reports to Shareholders;

         (d) Distribution. To distribute the Shares of the Trust; to be principal underwriter of such Shares or to act as agent of the Trust in the sale of Shares and the acceptance or rejection of orders for the purchase of Shares;

         (e) Custodian. To maintain custody of the property of the Trust and accounting records in connection therewith;

         (f) Transfer Agency. To maintain records of the ownership of outstanding Shares, the issuance and redemption and the transfer thereof;

         (g) Dividend Disbursing Agency. To disburse any dividends and other distributions declared by the Trustees and in accordance with the policies of the Trustees and/or the instructions of any particular Shareholder to reinvest any such dividends; and

         (h) Shareholder Servicing. To provide service with respect to the relationship of the Trust and its Shareholders, records with respect to Shareholders and their Shares, and similar matters.

         Section 2.5 Certain Conflicts of Interest. The same person may be the Contracting Party for some or all of the services, duties and responsibilities to, for and of the Trust and/or the Trustees, and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineation of the services, duties and responsibilities provided for, including provisions that are not inconsistent with the Investment Company Act relating to the standard of duty of and the rights to indemnification of the Contracting Party and others, as the Trustees may determine.

The fact that:


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                  (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, distributor or agent of or for any Contracting Party, or of or for any parent or affiliate of any Contracting Party, or that the Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust, or that

                  (ii) any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships or other organizations, or has other business or interests shall not affect the validity of any contract for the performance and assumption of services, duties and responsibilities to, for or of the Trust and/or the Trustees or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders, provided that in the case of any relationship or interest referred to in the preceding clause (i) on the part of any Trustee or officer of the Trust either (x) the material facts as to such relationship or interest have been disclosed to or are known by the Trustees not having any such relationship or interest and the contract involved is approved in good faith by a majority of such Trustees not having such relationship or interest (even though such unrelated or disinterested Trustees are less than a quorum of all the Trustees), or (y) the material facts as to such relationship or interest and as to the contract have been disclosed to or are known by the Shareholders entitled to vote thereon and the contract involved is specifically approved in good faith by vote of the Shareholders, and (z) the specific contract involved is fair to the Trust as of the time authorized, approved or ratified by the Trustees or by the Shareholders.

         Section 2.6 Payment of Trust Expenses and Compensation of Trustees . The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Series that may be established and designated pursuant to Article III, as the Trustees deem fair, any or all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, adviser, administrator, financial agent, distributor, principal underwriter, auditor, counsel, custodian, transfer agent, dividend disbursing agent, Shareholder servicing agent, and such other agents, consultants, and independent contractors and such other expenses and charges including non-recurring expenses and other expenses which may be deemed extraordinary expenses under all applicable Federal or State law, as the Trustees may deem necessary or proper to incur. The expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust may be paid from sources other than the Trust assets. Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable


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compensation from the Trust or from other sources that may be available for their services as Trustees.

         Section 2.7 Ownership of Assets of the Trust. Notwithstanding the provisions of subsection (e) of Section 2.2, title to all of the assets of the Trust shall at all times be considered as vested in the Trustees as joint tenants.

                                   ARTICLE III
                                     SHARES

         Section 3.1 Description of Shares. The beneficial interest in the Trust shall be divided into an unlimited number of Shares, with a par value of one dollar each. The Trustees shall have the authority from time to time to establish and designate one or more Series of Shares (including, without limitation, those Series specifically established and designated in Section 3.2), and/or one or more Classes of Shares of a Series (including, without limitation, those Classes of Shares specifically established and designated in
Section 3.3), as they deem necessary or desirable. The Trustees may issue Shares of any Series (or Class thereof) for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series into one or more Series (or Class thereof) that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Series or Class), reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series (or Class thereof) reacquired by the Trust.

         The Trustee may from time to time close the transfer books or establish record dates and times for the purposes of determining the holders of Shares entitled to be treated as such, to the extent provided or referred in Section 3.4.

         The establishment and designation of any Series of Shares (or Class thereof) in addition to those established and designated in Sections 3.2 and 3.3 shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series, or Class, as the case may be, or as otherwise provided in such instrument. At any time that there are no Shares outstanding, of any particular Series (or Class thereof) previously established and designated the Trustees may by an instrument executed by a majority of their number abolish that Series (or Class thereof) and the establishment and designation thereof.

         Any Trustee, officer or other agent of the Trust and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of any Series of the Trust (or


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Class thereof) to the same extent as if such person were not a Trustee, officer or other agent of the Trust or were not such an organization; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Series (or Class thereof) from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series generally.

         Section 3.2 Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Section 3.1 to establish and designate any further Series, the following two Series are hereby established and designated: "Phoenix Core Equity Fund," and "Phoenix Growth and Income Fund." Shares of each Series established and designated in this Section 3.2 and any Shares of any further Series that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series at the time of establishing and designating the same) have the following relative rights and preferences, subject to Article III, Section 3.3, below:

         (a) Assets Belonging to Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items, as defined herein, allocated to that Series as provided herein, are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series (collectively "General Items"), the Trustees shall allocate such General Items to and among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

         (b) Liabilities Belonging to Series. The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect to that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a Series are herein referred to as "liabilities belonging to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the Investment Company Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

         (c) Dividends. Dividends and distributions on Shares of a particular Series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Series, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Shares or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (i) of this Section 3.2.

         (d) Liquidation. In the event of the liquidation or dissolution of the Trust or redemption of all of the Shares of any Series, the Shareholders of each Series that has been established and designated shall be entitled to receive, as a Series, when and as declared by the Trustees, the excess of the assets belonging to that Series over the liabilities belonging to that Series. The assets so distributable to the

                  Shareholders of any Series shall be distributed among such Shareholders in proportion to the number of shares of that Series held by them and recorded on the books of the Trust. The redemption of all the Shares of any particular Series may be authorized by a vote of a majority of the Trustees then in office subject to the approval of a Vote of a Majority of the Outstanding Voting Securities of that Series.

         (e) Shareholder Voting. On each matter submitted to a vote of the Shareholders, each holder of a Share shall be entitled to one vote for each Share, and a proportionate vote for each fractional Share, standing in his name on the books of the Trust irrespective of the Series thereof and all Shares of all Series shall vote as a single class ("Single Class Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of any Series is required, such requirement as to a separate vote by that Series shall apply in lieu of Single Class Voting as described above; (b) in the event that the separate vote requirement referred to in (a) above applies with respect to one or more Series, then, subject to (c) below, the Shares of all Series entitled to vote and to which the separate vote requirement referred to in
                  (a) above does not apply shall vote as a single class; and (c) as to any matter which affects (within the meaning of Rule 18f-2 under the Investment Company Act) the interest of one or more but not all Series, only the holders of Shares of the one or more affected Series shall be entitled to vote.

         (f) Redemption by Shareholder. Each holder of Shares of a particular Series, upon request to the Trust and compliance with appropriate transfer requirements, shall be entitled to require the Trust to redeem all or any part of the shares of that Series standing in the name of such holder on the books of Trust at a redemption price equal to the net asset value per Share of that Series next determined in accordance with subsection (i) of this Section 3.2 after the receipt in good order of the request for redemption.

                  Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of shares of any Series to require the Trust to redeem Shares of that Series during any period or at any time when and to the extent permissible under the Investment Company Act.

         (g) Repurchase. The Trust may maintain, or authorize its agent to maintain, an offer to repurchase its outstanding Shares. During any period when such an offer is being maintained, each Share for which a repurchase order is received shall be repurchased at a price equal to the net asset value per Share next determined in accordance with subsection (i) of this
                  Section 3.2 after receipt of such repurchase order less such amount not in excess of 1% of such net asset value as the Trustees may determine.

         (h) Redemption by Trust. Each Share of each Series that has been established and designated is subject to redemption by the Trust at the redemption price which would be applicable if such Share was then being redeemed by the Shareholder pursuant to subsection (f) of this Section 3.2 at any time if the Trustees determine in their sole discretion that such redemption is in the best interest of the holders of the Shares, or any Series thereof, of the Trust, and upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

         (i) Net Asset Value. Except as otherwise provided herein, the net asset value per Share of any Series shall be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities belonging to that Series) by the total number of Shares of that Series outstanding, all determined in accordance with the method and procedures established by the Trustees from time to time.

         (j) Transfer. All Shares of each particular Series shall be transferable, but transfers of Shares of a particular Series will be recorded on the Share transfer records of the Trust applicable to that Series only at such times as may be permitted by the Trustees.

         (k) Equality. All Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series), and each Share of any particular Series shall be equal to each other Share of that Series; but the provisions of this sentence shall not restrict any distinctions permissible under subsection (c) of this Section 3.2 that may exist with respect to dividends and distributions on Shares of the same Series. The Trustees may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Shares of any other Series.

         (l) Fractions. Any fractional Share of any Series, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust.

         (m) Exchange Privilege. Subject to compliance with the requirements of the Investment Company Act, the Trustees shall have the authority to provide that holders of Shares of any Series shall have the right to exchange said Shares for Shares of one or more other Series of Shares in accordance with such requirements and procedures as may be established by the Trustees.

         Section 3.3 Designation and Establishment of Classes. The Trustees, in their discretion, may authorize the division of the Shares of any Series into two or more Classes, and the different Classes shall be established and designated, the variations in the relative rights and preferences as between the different Classes shall be fixed and determined, by the Trustees; provided, that all Shares of any Series shall be identical to all other Shares of the same Series, except, subject to the provisions of this Section 3.3, that there may be variations between different classes as to allocation of expenses, rights of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several Classes shall have separate voting rights. All references to Shares in this Declaration shall be deemed to refer to Shares of any or all Classes as the context may require.

         (a) Without in any manner limiting the rights of the Trustees set forth in the immediately preceding paragraph, the Trustees hereby divide the Shares of each of the Series described in
                  Section 3.2, above, into four Classes. The Classes of each such respective Series, so established, shall be designated as "Class A Shares", "Class B Shares", "Class C Shares" and "Class M Shares". The following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption shall pertain to all Shares in each of the foregoing Classes:

                  (1) The assets belonging to each Class shall be invested in the same investment portfolio as the applicable Series.

                  (2) The dividends and distributions of investment income and capital gains with respect to each Class shall be in such amounts as may be declared from time to time by the Trustees, and the dividends and distributions of each Class of a Series may vary from dividends and distributions of investment income and capital gains with respect to the other Class of that Series to reflect differing allocations of the expenses of the Trust between the holders of each Class of such Series and any resultant differences between the net asset value per share of each Class of such Series, to such extent and for such purposes as the Trustees may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of each Series between shares of each Class of such Series shall be determined by the Trustees in a manner that is consistent with Rule 18f-3 under the Investment Company Act.

                  (3) The holders of shares of each Class of a Series shall have
                  (i) exclusive voting rights with respect to provisions of any distribution plan adopted by the Trust pursuant to Rule 12b-1 under the Investment Company Act (a "Plan") applicable to each respective Class of a particular Series, and (ii) no voting rights with respect to provisions of any Plan applicable to another Class of that Series, any other Series, or with regard to any other matter submitted to a vote of shareholders of the Trust which does not affect holders of that respective Class of such Series.

                  (4)(i) Each Class B Share, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B Shares, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A Shares on the date that is the first business day following the month in which the eighth anniversary date of the date of issuance of the Class B Share falls (the "Conversion Date"). With respect to Class B Shares issued in an exchange or series of exchanges for shares of shares of beneficial interest or common stock, as the case may be, of another investment company or class or series thereof registered under the Investment Company Act pursuant to an exchange privilege granted by the Trust, the date of issuance of the Class B Shares for the purposes of the immediately preceding sentence shall be the date of issuance of the original shares of beneficial interest or common stock, as the case may be.

                  (ii) Each Class B Share acquired through the automatic reinvestment of a dividend or a distribution with respect to Class B Shares shall be segregated in a separate sub-account. Each time any Class B Shares in a shareholder's Fund account (other than those in the aforedescribed applicable sub-account) convert to Class A Shares, an equal pro rata portion of the Class B Shares then in the sub-account will also convert to Class A Shares without any action or choice on the part of the holder thereof. The portion will be determined by the ratio that the shareholder's Class B Shares converting to Class A Shares bears to the shareholder's total Class B Shares not acquired through dividends and distributions.

                  (iii) The conversion of Class B Shares to Class A Shares is subject to the continuing availability of an opinion of counsel or a ruling from the Internal Revenue Service that payment of different dividends on Class A Shares and Class B Shares does not result in the Trust's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code of 1986, as amended, and that the conversion of shares does not constitute a taxable event under federal income tax law.

                  (iv) The number of shares of Class A Shares into which a share of Class B Shares is converted pursuant to paragraphs
                  (a)(4)(i) and (a)(4)(ii) hereof shall equal the number (including for this purpose fractions of a Share) obtained by dividing the net asset value per share of the Class B Shares (for the purposes of sales and redemptions thereof on the Conversion Date) by the net asset value per share of the Class A Shares (for the purposes of sales and redemptions thereof on the Conversion Date).

                  (v) On the Conversion Date, the Class B Shares converted into shares of Class A Shares will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of shares of Class A Shares which have been converted and (ii) declared but unpaid dividends as of the Conversion Date) will cease. To the extent that Share certificates are issued, certificates representing Class A Shares resulting from the conversion need not be issued until certificates representing Class B Shares converted, if issued, have been received by the Trust or its agent duly endorsed for transfer.

                  (5) The net asset value of a Share shall reflect all indebtedness, expenses and liabilities attributable to each applicable Class within each respective Series. The net asset value of a Share shall be determined by dividing the net asset value of each applicable Class of a particular Series by the number of Shares of that Class outstanding within that Series. Notwithstanding the foregoing, Shares of each Class shall represent an equal proportionate interest in the assets belonging to the applicable Class within that Series, subject to the liabilities of that particular Class. Shares of each Class shall also represent an interest in the assets belonging to such Series which shall be proportionate to the relative aggregate net asset value of such Class relative to the aggregate net asset value of the other Class within said Series, subject to the liabilities of that particular Series.

         Section 3.4 Ownership of Shares The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series (and Class thereof) that has been established and designated. No certificates certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares, and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Series (and Class thereof) held from time to time by each such Shareholder.

         Section 3.5 Investments in the Trust. The Trustees may accept investments in the Trust from such persons and on such terms and for such consideration, not inconsistent with the provisions of the Investment Company Act, as they from time to time authorize. The Trustees may authorize any distributor, principal underwriter, transfer agent or other person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

         Section 3.6 No Preemptive or Appraisal Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. Shareholders shall have no appraisal rights other than as may from time to time be provided by applicable law.

         Section 3.7 Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting. The Trust shall not be deemed or otherwise construed to be a partnership nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time agree to pay.

                                   ARTICLE IV
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

         Section 4.1 Voting Powers. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Section 2.1,
(ii) with respect to any contract with a Contracting Party as provided in
Section 2.4 as to which Shareholder approval is required by the Investment Company Act, (iii) with respect to any termination or reorganization of the Trust or any Series to the extent and as provided in Sections 6.1 and 6.2, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Section 6.3, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by the Investment Company Act, this Declaration of Trust or any registration of the Trust with the Commission or state regulatory agency, or as the Trustees may consider necessary or desirable. There shall be no cumulative voting in the election of Trustees. Shares may be voted by proxy. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At any time when no Shares of a Series are outstanding, the Trustees may with respect to that Series exercise all rights of Shareholders and may take any action required by law or this Declaration of Trust to be taken by Shareholders with respect to that Series.

         Section 4.2 Meetings. There shall be such meetings of Shareholders of the Trust as may be required by the Investment Company Act or as may be called by the Trustees, at the office of the Trust or at such other place as may be designated in the call thereof, which call shall be made by the Trustees. In the event that any such meeting is not held on the date fixed in the notice thereof, whether the omission be by oversight or otherwise, a subsequent meeting may be called by the Trustees and held in lieu of the original meeting, with the same effect as though held on such date. Meetings may also be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of 60 days after written application by Shareholders holding at least 10% of the Shares then outstanding requesting a meeting be called for a purpose requiring action by the Shareholders as provided herein, then Shareholders holding at least 10% of the Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.

         Section 4.3 Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than 60 days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such action and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

         Section 4.4 Quorum and Required Vote. A majority of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, but any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. A majority of the Shares voted, at a meeting at which a quorum is present, shall decide any questions and a plurality shall elect a Trustee, except when a different vote is provided for by any provision of the Investment Company Act or other applicable law or by this Declaration of Trust.

         Section 4.5 Action by Written Consent. Subject to the provisions of the Investment Company Act and other applicable law, any action taken by Shareholders of the Trust or of any Series may be taken without a meeting if a majority of Shareholders entitled to vote on the matter ( or such larger proportion thereof as shall be required by the Investment Company Act or by any express provision of this Declaration of Trust) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

         Section 4.6 Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the extent permitted by the Trustees.


                                    ARTICLE V
                    LIMITATION OF LIABILITY: INDEMNIFICATION

         Section 5.1 Trustees, Shareholders, etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefore. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only by or for the Trust or the Trustees and not personally. Nothing in this Declaration of Trust shall protect any Trustee or officer against any liability to the Trust or the Shareholders to which such Trustee or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or of such officer.

         Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite to the effect that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

         Section 5.2 Trustee's Good Faith Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of the Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, ( a) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, financial agent, custodian or transfer, dividend disbursing, Shareholder servicing or other agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (b) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (c) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a Contracting Party appointed by the Trustees pursuant to Section 2.4. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

         Section 5.3 Indemnification of Shareholders. In case any Shareholder or former Shareholder shall be charged or held to be personally liable for any obligation or liability of the Trust solely by reason of being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, the Trust (upon proper and timely request by the Shareholder) shall assume the defense against such charge and satisfy any judgment thereon, and the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such charge or liability.

         Section 5.4 Indemnification of Trustees, Officers, etc. The Trust shall indemnify each of its Trustees and officers (hereinafter referred to as a "Covered Person") against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in or not opposed to the best interests of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including accountants' and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article V.

         Section 5.5 Compromise Payment. As to any matter disposed of by a compromise payment of any such Covered Person referred to in Section 5.4, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless there has been obtained an opinion in writing of independent legal counsel to the effect that such Covered Person does not appear not to have acted in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust and that such indemnification would not protect such person against any liability to the Trust to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office. Any payment made to any covered Person hereunder shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with any of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in or not opposed to the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

         Section 5.6 Indemnification Not Exclusive, etc. The right of indemnification provided by this Article V shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article V, "Covered Person" shall include such person's heirs, executors and administrators. Nothing contained in this article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.


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         Section 5.7 Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 6.1 Duration and Termination of Trust. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by a majority of the Trustees then in office subject to the approval by a Vote of a Majority of Outstanding Voting Securities of each Series voting separately by Series.

         Upon termination, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash, securities or other property, or any combination thereof, and distribute the proceeds to the Shareholders, in conformity with the provisions of subsection (d) of Section 3.2.

         Section 6.2 Reorganization. The Trustees may sell, convey and transfer the assets of the Trust, or the assets belonging to any one or more Series, to another Trust, partnership, association or corporation organized under the laws of any state of the United States, or to the Trust, to be held as assets belonging to another Series of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another Series of the Trust, Shares of such other Series) with such transfer being made subject to, or with the assumption by the transferee of, the liabilities belonging to each Series the assets of which are so transferred; provided, however, that no assets belonging to any particular Series shall be so transferred unless the terms of such transfer shall have first been approved at a meeting called for the purpose by a Vote of a Majority of the Outstanding Voting Securities of that Series. Following such transfer, the Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities belonging to and any other differences among the various Series the assets belonging to which have so been transferred) among the Shareholders of the Series the assets belonging to which have been so transferred; and if all of the assets of the Trust have been so transferred, the Trust shall be terminated.

         Section 6.3 Amendments. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment except as herein provided upon the Shareholders without the express consent of each Shareholder or Trustee involved.


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Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time by an instrument in writing signed by a majority of the then Trustees (or by a Trustee or officer of the Trust pursuant to the vote of a majority of such Trustees), when authorized to do so by the vote in accordance with subsection (e) of
Section 3.2 by Shareholders holding a majority of the Shares entitled to vote, except that amendments (a) establishing and designating any further Series or Shares, as provided in Section 3.1, or (b) abolishing any Series of Shares (or Class thereof) of which there are no Shares outstanding, or (c) adopting, altering, or amending investment restrictions with respect to the Trust or any Series of the Trust which are not fundamental investment policies of the Trust or of any Series, or (d) having the purpose of changing the name of the Trust or the name of the Series or Class established and designated, or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any provision hereof which is internally inconsistent with any other provision hereof or which is defective or inconsistent with the Investment Company Act or with the requirements of the Internal Revenue Code and applicable regulations for the Trust's obtaining the most favorable treatment thereunder available to regulated investment companies, shall not require authorization by Shareholder vote. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted.

         Section 6.4 Filing of Copies; References; Headings. The original or a conformed copy of this Declaration of Trust and of each amendment thereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this Declaration of Trust and of each amendment thereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts, as well as with any other governmental office where such filing may be required, but the failure to make any such filing shall not impair the effectiveness of this Declaration of Trust or any such subsequent amendment. Anyone dealing with the Trust may rely on a certificate by a Trustee or officer of the Trust as to whether or not any such amendments have been made, as to the identities of the Trustees and officers, and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration of Trust or of any such subsequent amendment. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein", "hereof" and "hereunder" shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such amendments. The masculine gender shall include the feminine and neuter genders. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument or any amendment thereto may be executed in any number of counterparts each of which shall be deemed an original.


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

         Section 6.5 Applicable Law. This Declaration of Trust, made in the Commonwealth of Massachusetts, and the Trust created hereunder, is governed by the laws of said Commonwealth and is construed and administered according to said laws. The Trust is of the type referred to in Section 1 of chapter 182 of the Massachusetts General Laws and of the type commonly called a Massachusetts business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.


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


IN WITNESS WHEREOF, the undersigned has executed this instrument this 30th day of May, 1997.


-----------------------------
Thomas N. Steenburg



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